SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of May 27, 2009, is by and between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Borrower"), the Lenders party to the Credit Agreement (as defined below), and WB QT, LLC, a Delaware limited liability company, a Lender and as agent for the Lenders (in such capacity, the "Agent").

RECITALS

1. The Lenders, the Agent and the Borrower entered into a Credit Agreement dated as of January 31, 2007, as amended by a First Amendment to Credit Agreement dated as of September 13, 2007, a Second Amendment to Credit Agreement dated as of November 6, 2007, a Waiver and Agreement dated as of December 14, 2007, a Third Amendment to Credit Agreement dated as of January 16, 2008, a Fourth Amendment to Credit Agreement dated as of May 30, 2008, and a Fifth Amendment to Credit Agreement dated as of March 12, 2009 (as so amended, the "Credit Agreement"); and

2. The Borrower and Lender desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1 Section 1.1 of the Credit Agreement is amended by amending the definition of Maturity Date for Term Loan C to state October 31, 2009.

2.2 Section 2.3(b) of the Credit Agreement is amended to read in its entirety as follows:

(b) Term Loan. The Company hereby unconditionally promises to pay to Agent for the account of each Lender the outstanding principal balance of the Term Advance as of the date of this Amendment as follows:

            $1,119,507 on June 15, 2009 and the remaining balance in monthly installments of $1,000,000 commencing on July 15, 2009 and continuing on the 15th day of each month thereafter until the Term Advance is paid in full.

            All prepayments of principal with respect to the Term Advance must be paid in cash and shall be applied to the most remote principal installment or installments then unpaid.

            On the applicable Maturity Date, the entire unpaid principal balance of the Term Advance and all unpaid interest and accrued interest thereon shall also be fully due and payable in cash only.

Each payment date stated in (i) and (iii) above is hereinafter referred to as a "Term Loan Payment Date").

Notwithstanding anything to the contrary in this Agreement, amounts due under Section 2.3(b)(i) may, at the option of the Company, be made in common stock of the Company subject to the satisfaction of the conditions in the immediately following sentence. When making any payment under Section 2.3(b)(i) using common stock of the Company, the value of each such share of stock shall be determined based on ninety five percent (95%) of the Volume-Weighted Average Price for such stock for the five (5) Business Days immediately prior to the date such payment is due pursuant to Section 2.3(b)(i) ("Term Loan VWAP Measurement Period"); provided, that no payment under Section 2.3(b)(i) may be made using common stock of the Company unless the following conditions have been satisfied: (A) the Company shall have given the Agent notice of its intention to make such payment using common stock, which notice shall be irrevocable, no later than six (6) Business Days prior to the Term Loan Payment Date; (B) the common stock used for payment shall be immediately transferable without restriction, subject to applicable securities laws, provided that prior to the Term Loan Payment Date Borrower has provided Company with a certificate customary for sales under Rule 144 and a Legal Opinion in form and substance acceptable to Company opining that Borrower may immediately sell such shares in accord with Rule 144 (and if such opinion and certificate is not received by the Company prior to the Term Loan Payment Date and the Company does not have an effective shelf registration statement on file with SEC with sufficient availability there under, then shares issued in payment will be restricted shares or Lenders may instead choose to require the Company to add such payment to the outstanding principal amount by providing the Company with written notice thereof at least one (1) business day prior to the Term Loan Payment Date); (C) the common stock used for payment shall be delivered to the Agent within two (2) Business days following the Term Loan Payment Date; and (D) if the Volume-Weighted Average Price for such stock for the first three (3) days of the Term Loan VWAP Measurement Period is less than $0.50 per share the Lenders may instead choose to require the Company to add such payment to the outstanding principal amount by providing the Company with written notice thereof at least one (1) business day prior to the Term Loan Payment Date, in which case it will be due on the Maturity Date. Notwithstanding anything in this Section 2.3(b) to the contrary, in the event the Company at the time of a Term Loan Payment Date is not able to make a payment under Section 2.3(b)(i) using common stock of the Company under the Marketplace Rules of the Nasdaq Stock Market, any principal payment due on such Term Loan Payment Date shall be due and payable on the Maturity Date.

2.3 Section 2.3(c) of the Credit Agreement is amended to read in its entirety as follows:

(c) Term Loan C. The Company hereby unconditionally promises to pay to Agent for the account of each Lender the Accreted Principal Amount that is outstanding as of the date of this Amendment or, if less, the outstanding principal balance of the Term Loan C Advance as follows:

(i) In monthly installments of $1,250,000, commencing on July 1, 2009 and continuing on the first day of each month thereafter until the Term Loan C is paid in full;

(ii) All prepayments of principal with respect to the Term Advance must be paid in cash and shall be applied to the most remote principal installment or installments then unpaid; and

(iii) On the applicable Maturity Date, the entire unpaid principal balance of the Term C Notes and all unpaid interest accrued thereon shall also be fully due and payable in cash only.

Each payment date stated in (i) and (iii) above are hereinafter referred to as a "Term Loan C Payment Date").

Notwithstanding anything to the contrary in this Agreement, amounts due under Section 2.3(c)(i) may, at the option of the Company, be made in common stock of the Company subject to the satisfaction of the conditions in the immediately following sentence. When making any payment under Section 2.3(c)(i) using common stock of the Company, the value of each such share of stock shall be determined based on ninety five percent (95%) of the lower of the (i) Volume-Weighted Average Price for such stock for the (5) Business Days immediately prior to the date such payment is due pursuant to Section 2.3(c)(i) (the "Term Loan C VWAP Measurement Period"), and (ii) the closing price of the stock on the day immediately preceding the Term C Loan Payment Date; provided, that no payment under Section 2.3(c)(i) may be made using common stock of the Company unless the following conditions have been satisfied: (A) the Company shall have given the Agent notice of its intention to make such payment using common stock, which notice shall be irrevocable, no later than three (3) Business Days prior to the Term Loan C Payment Date; (B) (C) if the Volume-Weighted Average Price for such stock for the first three (3) days of the Term Loan C VWAP Measurement Period is less than $0.50 per share the Lenders may instead choose to require the Company to add such payment to the outstanding principal amount by providing the Company with written notice thereof at least one (1) business day prior to the Term Loan Payment Date, in which case it will be due on the Maturity Date; and (D) the common stock used for payment shall be delivered to the Agent within two (2) Business Days following the Term Loan C Payment Date ("Term Loan C Stock Delivery Date"). In the event common stock satisfying the requirements in the immediately preceding sentence is not delivered on the Term Loan C Stock Delivery Date after notice has been given by the Company pursuant to clause (A) of such sentence and each of the other conditions in clauses (B) and (C) are satisfied, any amounts unpaid as a result thereof shall bear interest at the interest rate determined pursuant to Section 2.6(c) plus two percent (2%) through the last day of the month in which such shares are delivered. Notwithstanding anything in this Section 2.3(c) to the contrary, in the event the Company at the time of a Term Loan C Payment Date is not able to make a payment under Section 2.3(c)(i) using common stock of the Company under the Marketplace Rules of the Nasdaq Stock Market, any principal payment due on such Term Loan C Payment Date shall be due and payable on the Maturity Date.

2.4 Section 2.6(a) of the Credit Agreement is amended to read in its entirety as follows:

(a) Term Loan. Interest on the unpaid balance of the Term Advance shall accrue from the date of such Term Advance to the date repaid, at a per annum interest rate equal to (a) 12% through September 15, 2008, (b) 13% from September 16, 2008 through October 15, 2008, (c) 14% from October 16, 2008 through November 15, 2008, (d) 15% from November 16, 2008 through December 15, 2008, (e) 16% from December 16, 2008 through January 15, 2009, (f) 17% from January 16, 2009 through February 15, 2009, (g) 18% from February 16, 2009 through May 19, 2009, and (h) 9% from May 20, 2009 and thereafter, and shall be payable in immediately available funds on the fifteenth day of each month.

Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1. This Amendment, duly executed by the Borrower.

3.2 Certified copies of all documents evidencing any necessary third party consent or governmental or regulatory approval (if any) with respect to this Amendment.

Section 4. Representations, Warranties, Authority, No Adverse Claim. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for those representatives and warranties that were expressly made only as of a specific date and changes permitted by the terms of the Credit Agreement and except with respect to those representations and warranties which are qualified as to materiality in which case such specific materiality qualifiers shall apply, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lenders.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. Each Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lenders under the Security Agreement and the Pledge Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8. Successors. The Amendment Documents shall be binding upon the Borrower and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

Section 9. Legal Expenses. The Agent waives any right to be reimbursed pursuant to Section 11.5 of the Credit Agreement for the expenses incurred in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents. The Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in enforcing the obligations of the Borrower under the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER: QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By: /s/ Alan Niedzwiecki

Name: Alan Niedzwiecki

Title: President & CEO

LENDER: WB QT, LLC

By: /s/ Andrew J. Redleaf

Name: Andrew J. Redleaf

Title: Managing Member